FOR IMMEDIATE RELEASE For More Information:
Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com
Northeast Bancorp Reports Second Quarter Results, Declares Dividend

Lewiston, ME (January 31, 2013) ‒ Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income of $1.5 million for the quarter ended December 31, 2012, compared to $418 thousand for the quarter ended December 31, 2011.  Net income for the six months ended December 31, 2012 was $2.6 million, compared to $947 thousand for the six months ended December 31, 2011.  Net income for the six months ended December 31, 2011 included $1.1 million from discontinued operations.

Net income available to common stockholders was $1.3 million, or $0.12 per diluted common share, for the quarter ended December 31, 2012, compared $320 thousand, or $0.09 per diluted common share, for the quarter ended December 31, 2011.  Net income available to common stockholders for the six months ended December 31, 2012 was $2.2 million, or $0.21 per diluted common share, compared to $751 thousand, or $0.21 per diluted common share, for the six months ended December 31, 2011.  Weighted average shares outstanding increased to 10.4 million in each of the current year periods from 3.5 million in 2011 as a result of the Company’s public offering of common stock in May 2012.

During the quarter ended December 31, 2012, the Company redeemed, at par value, all shares of preferred stock issued to the U.S. Department of the Treasury (the “UST”) under the Troubled Asset Relief Program (“TARP”).  The Company also repurchased the warrant for 67,958 shares of common stock issued to the UST in connection with TARP for $95 thousand during the quarter ended December 31, 2012.  The Company recorded $258 thousand of preferred stock dividends and discount accretion, or $0.025 per share, as a reduction of net income available to common shareholders related to the TARP preferred stock in the quarter ended December 31, 2012.  Of the $258 thousand reduction, approximately $194 thousand was accelerated accretion of a previously recorded fair value adjustment.

The Board of Directors has declared a cash dividend of $0.09 per share, payable on February 26, 2013 to shareholders of record as of February 12, 2013.

“Our results this quarter reflect real progress in executing our business strategy, with net income increasing to $1.5 million,” said Richard Wayne, Chief Executive Officer. “Our purchased commercial loan portfolio continues to grow, with superior returns that drove our net interest margin to 4.28% for the quarter.  Within our Community Banking division, the residential lending group had another strong quarter. Deposits in our new online affinity deposit program, ableBanking, more than doubled over the previous quarter, with net growth of $28 million.”

At December 31, 2012, total assets were $704.7 million, an increase of $35.5 million, or 5.3%, compared to June 30, 2012. The principal components of the year to date change in the balance sheet were as follows:

1.
The loan portfolio grew by $36.3 million, or 10.2%, principally due to net growth of $49.3 million in the purchased loan portfolio and $10.9 million of commercial loans originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset in part by net amortization and payoffs of $23.8 million in the Community Banking Division loan portfolio.

In the current quarter, the LASG purchased loans totaling $32.9 million, growing the purchased loan portfolio on a net basis to $133.7 million at quarter end.  Additionally, the LASG originated $4.0 million in commercial loans, increasing its originated loan portfolio to $15.9 million at quarter end.  An overview of the LASG portfolio follows:

	LASG Portfolio Overview
	Three Months Ended December 31, 2012			Six Months Ended December 31, 2012
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Purchased or originated during the period:
Unpaid principal balance	$47,295	$4,026	$51,321	$89,568	$12,825	$102,393
Net investment basis	32,864	4,026	36,890	64,213	12,825	77,038

Totals as of period end:
Unpaid principal balance				$172,030	$15,937	$187,967
Net investment basis				133,724	15,945	149,669

Returns during the period:
Yield	13.34%	9.72%	12.96%	14.09%	9.65%	13.64%
Total Return (1)	15.95%	9.72%	15.30%	16.53%	9.65%	15.83%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.
Deposits increased by $79.3 million, or 18.8%, due to a $38.7 million increase in deposits raised through ableBanking, the Bank’s online affinity deposit platform, and $40.6 million raised through the Community Banking Division’s branch network and deposit listing service referrals.

3.	Borrowed funds decreased by $40.3 million, or 33.9%, as a result of the repayment of structured repurchased agreements.

4.	Stockholders’ equity decreased by $4.2 million, or 3.5%, primarily due to the redemption of TARP preferred stock and warrants totaling $4.3 million.

Net income increased by $1.1 million to $1.5 million for the quarter ended December 31, 2012, compared to $418 thousand for the quarter ended December 31, 2011.  Operating results for the quarter included the following items of significance:

1.
Net interest income increased by $2.1 million, or 43.6%, to $7.1 million for the quarter compared to the quarter ended December 31, 2011, primarily due to growth in the purchased loan portfolio.  This result is evident in the net interest margin, which increased to 4.28% for the quarter ended December 31, 2012, compared to 3.53% for the quarter ended December 31, 2011, and 3.80% for the quarter ended September 30, 2012.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended December 31,						Six Months Ended December 31,
	2012			2011			2012			2011
	Average	Interest		Average	Interest		Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield	Balance	Income	Yield	Balance	Income	Yield

Community Banking Division	$257,837	$3,988	6.14%	$306,141	$4,544	5.89%	$264,298	$7,920	5.94%	$307,788	$9,448	6.09%
LASG:
Originated	13,631	334	9.72%	3,030	76	9.95%	11,412	555	9.65%	2,160	109	10.01%
Purchased	117,365	3,945	13.34%	31,001	1,254	16.05%	100,420	7,133	14.09%	18,262	1,454	15.79%
Total LASG	130,996	4,279	12.96%	34,031	1,330	15.51%	111,832	7,688	13.64%	20,422	1,563	15.18%
Total	$388,833	$8,267	8.44%	$340,172	$5,874	6.85%	$376,130	$15,608	8.23%	$328,210	$11,011	6.66%

The yield on purchased loans was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes transactional income of $1.9 million for the quarter and $3.7 million for the six months ended December 31, 2012.

	Total Return on Purchased Loans
	Three Months Ended December 31,				Six Months Ended December 31,
	2012		2011		2012		2011
	Income	Return (1)	Income	Return (1)	Income	Return (1)	Income	Return (1)

Regularly scheduled interest and accretion	$2,859	9.57%	$772	9.88%	$4,770	9.32%	$972	10.56%
Transactional income:
Gains on loan sales	817	2.74%	-	0.00%	817	1.60%	-	0.00%
Gain on sale of real estate owned	-	0.00%	-	0.00%	473	0.92%	-	0.00%
Other noninterest income	-	0.00%	-	0.00%	36	0.07%	-	0.00%
Accelerated accretion and loan fees	1,086	3.64%	482	6.17%	2,363	4.62%	482	5.24%
Total transactional income	1,903	6.37%	482	6.17%	3,689	7.21%	482	5.24%
Total	$4,762	15.95%	$1,254	16.05%	$8,459	16.53%	$1,454	15.79%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.
Net gains realized on the sale of residential mortgage loans in the secondary market were $914 thousand for the quarter, an increase of $144 thousand, or 18.7%, compared to the quarter ended December 31, 2011.

3.
Net gains on the sale of portfolio loans of $998 thousand for the quarter increased by $795 thousand compared to the quarter ended December 31, 2011.  Current quarter results include an $817 thousand gain on the sale of a purchased loan.

4.
Bank-owned life insurance income totaled $358 thousand for the quarter, an increase of $232 thousand compared to the quarter ended December 31, 2011, the result of life insurance death benefits received.

5.	No securities gains were realized during the quarter ended December 31, 2012, as compared to gains of $433 thousand realized for the quarter ended December 31, 2011.

6.	Noninterest expense increased by $1.3 million for the current quarter, compared to the quarter ended December 31, 2011, principally due to the following:
•
An increase of $684 thousand in employee compensation, due mainly to increases in staffing and in the cost of employee benefits programs.  Full-time equivalent employees increased by 14 over the past year, as the Company has added staff to several operational areas and the LASG. Benefits costs have increased as a result of the replacement of the Company’s self-insured benefits program by a third-party insurance program in the third quarter of fiscal 2012.

•
An increase of $231 thousand in occupancy and equipment expense, principally due to increased rent associated with the relocation of the Company’s office in Boston, MA, and depreciation of investments in new technology, principally those associated with ableBanking.

•
An increase of $191 thousand in loan acquisition and collection expense, principally due to an increase in the size of the LASG portfolio, which has grown to $149.7 million from $54.5 million at December 31, 2011.

At December 31, 2012, nonperforming assets were $9.8 million, or 1.4% of total assets, an increase of $2.9 million from $6.9 million, or 1.0%, of total assets at June 30, 2012.

At December 31, 2012, the Company’s Tier 1 leverage ratio was 17.4%, a decrease from 19.9% at June 30, 2012, and the total risk-based capital ratio was 29.4%, a decrease from 33.3% at June 30, 2012.

Investor Call Information
Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss second quarter earnings and business outlook at 11:00 a.m. Eastern Time on Friday, February 1, 2013.  Investors can access the call by dialing 877.878.2762 and entering the following passcode: 94345898. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp
Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches, some with investment centers, and five loan production offices that serve individuals and businesses located in western and south-central Maine, southern New Hampshire and southeastern Massachusetts. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity and tangible book value per share. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes which adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

IMPORTANT NOTE: Securities and Advisory Services offered through Commonwealth Financial Network, Member FINRA, SIPC, and a Registered Investment Adviser. Securities are not FDIC insured, not bank obligations or otherwise bank guaranteed and may lose value. Northeast Financial is located at 77 Middle Street, Portland, ME 04101.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except share and per share data)
	December 31, 2012	June 30, 2012
Assets
Cash and due from banks	$3,284	$2,538
Short-term investments	124,328	125,736
Total cash and cash equivalents	127,612	128,274

Available-for-sale securities, at fair value	133,363	133,264
Loans held for sale	8,262	9,882

Loans
Commercial real estate	232,541	180,735
Residential real estate	127,973	137,571
Construction	42	1,187
Commercial business	17,134	19,612
Consumer	14,893	17,149
Total loans	392,583	356,254
Less: Allowance for loan losses	875	824
Loans, net	391,708	355,430

Premises and equipment, net	10,434	9,205
Repossessed collateral, net	2,633	834
Accrued interest receivable	2,068	1,840
Federal Home Loan Bank stock, at cost	4,602	4,602
Federal Reserve Bank stock, at cost	871	871
Intangible assets, net	3,957	4,487
Bank owned life insurance	14,148	14,295
Other assets	5,052	6,212
Total assets	$704,710	$669,196

Liabilities and Stockholders' Equity
Liabilities
Deposits
Demand	$48,136	$45,323
Savings and interest checking	86,231	90,204
Money market	58,351	45,024
Time deposits	308,800	241,637
Total deposits	501,518	422,188

Federal Home Loan Bank advances	43,213	43,450
Structured repurchase agreements	25,637	66,183
Short-term borrowings	1,570	1,209
Junior subordinated debentures issued to affiliated trusts	8,186	8,106
Capital lease obligation	1,827	1,911
Other liabilities	7,828	7,010
Total liabilities	589,779	550,057

Commitments and contingencies	-	-

Stockholders' equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at December 31, 2012; 4,227 shares issued and
outstanding at June 30, 2012; liquidation preference of $1,000 per share	0	4
Voting common stock, $1.00 par value, 25,000,000 and 13,500,000 shares authorized at December 31, 2012 and June 30, 2012, respectively;
9,467,372 and 9,307,127 issued and outstanding at December 31, 2012 and
June 30, 2012, respectively	9,467	9,307
Non-voting common stock, $1.00 par value, 3,000,000 and 1,500,000 shares authorized at December 31, 2012 and June 30, 2012, respectively;
916,069 and 1,076,314 issued and outstanding at December 31, 2012 and
June 30, 2012, respectively	916	1,076
Warrants to purchase common stock	0	406
Additional paid-in capital	92,570	96,080
Unearned restricted stock	(109)	(127)
Retained earnings	12,534	12,235
Accumulated other comprehensive (loss) income	(447)	158
Total stockholders' equity	114,931	119,139
Total liabilities and stockholders' equity	$704,710	$669,196

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Interest and dividend income:
Interest on loans	$8,267	$5,874	$15,608	$11,011
Interest on available-for-sale securities	348	541	695	1,180
Other interest and dividend income	109	57	198	116
Total interest and dividend income	8,724	6,472	16,501	12,307

Interest expense:
Deposits	1,028	836	2,006	1,673
Federal Home Loan Bank advances	259	258	518	516
Structured repurchase agreements	161	249	380	497
Short-term borrowings	5	3	11	8
Junior subordinated debentures issued to affiliated trusts	191	185	384	368
Obligation under capital lease agreements	23	25	47	51
Total interest expense	1,667	1,556	3,346	3,113

Net interest and dividend income before provision for loan losses	7,057	4,916	13,155	9,194
Provision for loan losses	247	134	475	534
Net interest and dividend income after provision for loan losses	6,810	4,782	12,680	8,660

Noninterest income:
Fees for other services to customers	462	370	772	710
Net securities gains	0	433	792	380
Gain on sales of loans held for sale	914	770	1,670	1,426
Gain on sales of portfolio loans	998	203	998	203
Gain recognized on repossessed collateral, net	0	73	451	50
Investment commissions	799	704	1,474	1,391
Bank-owned life insurance income	358	126	481	253
Other noninterest income	13	13	56	57
Total noninterest income	3,544	2,692	6,694	4,470

Noninterest expense:
Salaries and employee benefits	4,413	3,729	8,470	7,446
Occupancy and equipment expense	1,147	916	2,225	1,765
Professional fees	399	277	822	692
Data processing fees	284	289	552	563
Marketing expense	252	254	439	345
Loan acquisition and collection expense	479	288	933	570
FDIC insurance premiums	122	122	239	239
Intangible asset amortization	265	337	530	673
Other noninterest expense	771	665	1,425	1,237
Total noninterest expense	8,132	6,877	15,635	13,530

Income (loss) from continuing operations before income tax expense (benefit)	2,222	597	3,739	(400)
Income tax expense (benefit)	705	179	1,189	(224)
Net income (loss) from continuing operations	$1,517	$418	$2,550	$(176)

Discontinued operations:
Income from discontinued operations	$0	$0	$0	$186
Gain on sale of discontinued operations	0	0	0	1,529
Income tax expense	0	0	0	592
Net income from discontinued operations	$0	$0	$0	$1,123

Net income	$1,517	$418	$2,550	$947

Net income available to common stockholders	$1,259	$320	$2,195	$751

Weighted-average shares outstanding:
Basic	10,383,441	3,494,498	10,383,441	3,494,498
Diluted	10,383,441	3,511,994	10,383,441	3,494,498
Earnings per common share:
Basic:
Income (loss) from continuing operations	$0.12	$0.09	$0.21	$(0.11)
Income from discontinued operations	0.00	0.00	0.00	0.32
Net income	$0.12	$0.09	$0.21	$0.21
Diluted:
Income (loss) from continuing operations	$0.12	$0.09	$0.21	$(0.11)
Income from discontinued operations	0.00	0.00	0.00	0.32
Net income	$0.12	$0.09	$0.21	$0.21
Cash dividends declared per common share	$0.09	$0.09	$0.18	$0.18

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Three Months Ended December 31,
	2012			2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$135,663	$348	1.02%	$139,051	$541	1.54%
Loans (2) (3)	388,833	8,267	8.44%	340,172	5,874	6.85%
Regulatory stock	5,473	32	2.32%	5,761	21	1.45%
Short-term investments (4)	123,850	77	0.25%	67,455	36	0.21%
Total interest-earning assets	653,819	8,724	5.29%	552,439	6,472	4.65%
Cash and due from banks	2,922			2,981
Other non-interest earning assets	38,253			37,122
Total assets	$694,994			$592,542

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$54,733	$37	0.27%	$54,806	$54	0.39%
Money market accounts	52,558	66	0.50%	44,247	42	0.38%
Savings accounts	31,100	11	0.14%	32,360	18	0.22%
Time deposits	294,640	914	1.23%	220,670	722	1.30%
Total interest-bearing deposits	433,031	1,028	0.94%	352,083	836	0.94%
Short-term borrowings	1,063	5	1.87%	631	3	1.89%
Borrowed funds	78,782	443	2.23%	113,100	532	1.87%
Junior subordinated debentures	8,165	191	9.28%	8,009	185	9.16%
Total interest-bearing liabilities	521,041	1,667	1.27%	473,823	1,556	1.30%

Interest-bearing liabilities of	0			0
discontinued operations (5)

Non-interest bearing liabilities:
Demand deposits and escrow accounts	52,297			47,290
Other liabilities	4,717			5,723
Total liabilities	578,055			526,836
Stockholders' equity	116,939			65,706
Total liabilities and stockholders' equity	$694,994			$592,542

Net interest income		$7,057			$4,916

Interest rate spread			4.02%			3.35%
Net interest margin (6)			4.28%			3.53%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	The effect of interest-bearing liabilities associated with discontinued operations has been excluded from the calculation of average rates paid, interest rate spread, and net interest margin.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS
(Unaudited)
(Dollars in thousands)
	Six Months Ended December 31,
	2012			2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities (1)	$133,730	$695	1.03%	$143,372	$1,180	1.63%
Loans (2) (3)	376,130	15,608	8.23%	328,210	11,011	6.66%
Regulatory stock	5,473	38	1.38%	5,761	33	1.14%
Short-term investments (4)	129,997	160	0.24%	72,903	83	0.23%
Total interest-earning assets	645,330	16,501	5.07%	550,246	12,307	4.44%
Cash and due from banks	3,049			2,950
Other non-interest earning assets	37,973			37,965
Total assets	$686,352			$591,161

Liabilities & Stockholders' Equity:
Interest-bearing liabilities:
NOW accounts	$55,664	$79	0.28%	$55,494	$123	0.44%
Money market accounts	49,954	119	0.47%	45,114	92	0.40%
Savings accounts	31,223	22	0.14%	32,899	44	0.27%
Time deposits	276,308	1,786	1.28%	218,133	1,414	1.29%
Total interest-bearing deposits	413,149	2,006	0.96%	351,640	1,673	0.94%
Short-term borrowings	1,157	11	1.89%	886	8	1.79%
Borrowed funds	89,484	945	2.09%	113,423	1,064	1.86%
Junior subordinated debentures	8,144	384	9.35%	7,990	368	9.14%
Total interest-bearing liabilities	511,934	3,346	1.30%	473,939	3,113	1.30%

Interest-bearing liabilities of	0			570
discontinued operations (5)

Non-interest bearing liabilities:
Demand deposits and escrow accounts	51,056			46,524
Other liabilities	5,471			4,498
Total liabilities	568,461			525,531
Stockholders' equity	117,891			65,630
Total liabilities and stockholders' equity	$686,352			$591,161

Net interest income		$13,155			$9,194

Interest rate spread			3.78%			3.14%
Net interest margin (6)			4.04%			3.31%

(1)	Interest income and yield are stated on a fully tax-equivalent basis using a 34% tax rate.
(2)	Includes loans held for sale.
(3)	Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.
(4)	Short term investments include FHLB overnight deposits and other interest-bearing deposits.
(5)	The effect of interest-bearing liabilities associated with discontinued operations has been excluded from the calculation of average rates paid, interest rate spread, and net interest margin.
(6)	Net interest margin is calculated as net interest income divided by total interest-earning assets.

NORTHEAST BANCORP AND SUBSIDIARY
SELECTED CONSOLIDATED FINANCIAL HIGHLIGHTS AND OTHER DATA
(Unaudited)
(Dollars in thousands, except share and per share data)
	Three Months Ended
	December 31, 2012	Sepetember 30, 2012	June 30 2012	March 31, 2012	December 21, 2011
Net interest income	$7,057	$6,098	$6,749	$4,754	$4,916
Provision for loan losses	247	228	312	100	134
Noninterest income	3,544	3,150	2,464	2,767	2,692
Noninterest expense	8,132	7,502	7,473	7,252	6,877
Net income from discontinued operations	0	0	10	14	0
Net income	1,517	1,034	1,048	168	418

Weighted average common shares outstanding:
Basic	10,383,441	10,383,441	6,605,465	3,494,498	3,494,498
Diluted	10,383,441	10,383,441	6,607,171	3,512,273	3,512,273
Earnings per common share:
Basic	$0.12	$0.09	$0.14	$0.02	$0.09
Diluted	0.12	0.09	0.14	0.02	0.09
Dividends per common share	0.09	0.09	0.09	0.09	0.09

Return on average assets	0.87%	0.61%	0.68%	0.11%	0.28%
Return on average equity	5.15%	3.45%	4.74%	1.03%	2.52%
Net interest rate spread (1)	4.02%	3.52%	4.41%	3.26%	3.35%
Net interest margin (2)	4.28%	3.80%	4.63%	3.44%	3.53%
Efficiency ratio (3)	76.71%	81.12%	81.11%	96.42%	90.39%
Noninterest expense to average total assets	4.64%	4.39%	4.82%	4.91%	4.60%
Average interest-earning assets to average	125.48%	126.65%	120.51%	115.69%	116.59%
interest-bearing liabilities

	As of
Nonperforming loans:	December 31, 2012	Sepetember 30, 2012	June 30 2012	March 31, 2012	December 21, 2011
Originated portfolio:
Residential real estate	$3,512	$3,184	$3,090	$3,067	$3,264
Commercial real estate	624	626	417	442	1,998
Construction	0	0	0	0	0
Home equity	620	289	220	255	182
Commercial business	123	133	1,008	1,108	1,119
Consumer	166	181	324	309	329
	5,045	4,413	5,059	5,181	6,892
Purchased portfolio:
Residential real estate	0	0	0	0	0
Commercial real estate	2,144	667	1,055	0	0
Commercial business	0	0	0	0	0
	2,144	667	1,055	0	0
Total nonperforming loans	7,189	5,080	6,114	5,181	6,892
Repossessed collateral	2,633	2,645	834	915	837
Total nonperforming assets	$9,822	$7,725	$6,948	$6,096	$7,729

Past due loans to total loans	2.52%	1.65%	1.95%	2.06%	2.29%
Nonperforming loans to total loans	1.83%	1.35%	1.72%	1.50%	1.99%
Nonperforming assets to total assets	1.39%	1.15%	1.04%	1.02%	1.30%
Allowance for loan losses to total loans	0.22%	0.18%	0.23%	0.22%	0.21%
Allowance for loan losses to nonperforming loans	12.17%	13.15%	13.48%	14.44%	10.69%

Commercial real estate loans to risk-based capital (4)	193.74%	167.62%	148.28%	238.25%	236.88%
Net loans to core deposits (5)	81.01%	86.69%	88.29%	88.65%	91.34%
Purchased loans to total loans, including held for sale	33.36%	27.68%	23.07%	16.16%	14.83%
Equity to total assets	16.31%	17.72%	17.83%	10.90%	11.08%
Tier 1 leverage capital ratio	17.44%	18.37%	19.91%	11.85%	11.86%
Total risk-based capital ratio	29.35%	31.32%	33.34%	19.49%	19.28%

Total stockholders' equity	$114,931	$118,857	$119,139	$64,870	$65,900
Less: Preferred stock	0	(4,227)	(4,227)	(4,227)	(4,227)
Common stockholders' equity	114,931	114,630	114,912	60,643	61,673
Less: Intangible assets	(3,957)	(4,222)	(4,487)	(4,749)	(5,012)
Tangible common stockholders' equity (non-GAAP)	$110,974	$110,408	$110,425	$55,894	$56,661

Common shares outstanding	10,383,441	10,383,441	10,383,441	3,507,524	3,507,524
Book value per common share	$11.07	$11.04	$11.07	$17.29	$17.58
Tangible book value per share (non-GAAP) (6)	$10.69	$10.63	$10.63	$15.94	$16.15

(1)	The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(2)	The net interest margin represents net interest income as a percent of average interest-earning assets for the period.
(3)	The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.
(4)	For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.
(5)	Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Net loans include loans held-for-sale.
(6)	Tangible book value per share represents total stockholders' equity less the sum of preferred stock and intangible assets divided by common shares outstanding.